Exhibit 10.1


                                    Agreement

         This Agreement is made by and between the undersigned parties as of this 31st day of March, 2005.

     A. WHEREAS, JG Trident II, LLC ("Greenberg LLC"), of which Jeffrey W. Greenberg ("Greenberg") is the sole member, was a general partner of Trident Capital II, L.P. ("Trident II") and Greenberg was a limited partner of Trident II;

     B. WHEREAS, the terms and conditions of Trident II are contained in the Trident Capital II, L.P. Amended and Restated Limited Partnership Agreement dated December 2, 1999 (the "Trident II Limited Partnership Agreement");

     C. WHEREAS, Greenberg's employment with Marsh & McLennan Companies, Inc. ("MMC") terminated on October 25, 2004;

     D. WHEREAS, Greenberg and MMC entered into an Agreement dated November 9, 2004 (the "Standstill Agreement") providing, in part, that "[i]f we do not otherwise reach agreement as to the characterization of the termination of Mr. Greenberg's employment and his rights under MMC's compensation programs and any plan, program or agreement maintained by any of MMC's subsidiaries or affiliates, we have agreed that both parties will be free to maintain their respective positions with regard to Mr. Greenberg's termination";

     E. WHEREAS, by letter dated January 26, 2005 (the "January 26 Letter"), Greenberg stated that "the undersigned, JG Trident II, LLC and Jeffrey
         W. Greenberg, hereby voluntarily terminate their status as a Partner" of Trident II;

     F. WHEREAS, by letter dated February 15, 2005 (the "February 15 Letter"), John Siffert, counsel for the MMC outside directors, wrote to Richard
         I. Beattie, Esq., counsel for Greenberg, confirming receipt of the January 26 letter and further stating that "[t]his letter will also confirm our mutual understanding that Greenberg's resignation from Trident Capital II, L.P. does not affect the Standstill Agreement between Greenberg and Marsh dated November 9, 2004, which remains in effect in accordance with its terms";

     G. WHEREAS, MMC proposes to enter into certain transactions (the "Proposed Transactions"), one of which would have the effect of converting its indirect subsidiary Marsh & McLennan GP I, Inc. ("GP I") from a general partner to a limited partner in Trident II;

     H. WHEREAS, the parties hereto wish to allow the Proposed Transactions to be consummated without prejudicing or diminishing the rights of either party with regard to the characterization and consequence of the termination of the partnership interests in Trident II of Greenberg LLC and Greenberg (the "Greenberg Partnership Interests") as contemplated in the Standstill Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein and other consideration, the receipt and sufficiency of which are conclusively acknowledged, the undersigned parties agree as follows:

     1. The characterization of Greenberg's termination of the Greenberg's Partnership Interests as being a "voluntary termination" in accordance with Section 9.1(a)(iii) of the Trident II Limited Partnership Agreement or an "involuntary termination (either with or without "Cause") in accordance with Section 9.1(a)(ii)(A) of the Trident II Limited Partnership Agreement shall not be determined until the characterization of the termination of Greenberg's employment with MMC is finally determined, either through agreement or through judicial process.

     2. Neither the conversion of GP I from a general to a limited partner of Trident II nor any other aspect of the Proposed Transactions will foreclose or otherwise prejudice the right of any party to take any position with regard to the proper characterization and the consequences of the termination of the Greenberg Partnership Interests. In particular, notwithstanding such conversion and the other aspects of the Proposed Transactions, (a) Greenberg and Greenberg LLC will retain the right to argue that the termination of the Greenberg Partnership Interests was a voluntary termination under Section 9.1(a)(iii) of the Trident II Limited Partnership Agreement, and (b) MMC and its affiliates and subsidiaries will retain the right to argue that the Greenberg Partnership Interests were involuntarily terminated by GP I for Cause under Section 9.1(a)(ii)(A) of the Trident II Limited Partnership Agreement.

     3. The interpretation and enforcement of this Agreement shall be governed by the substantive law of New York, without regard to conflicts-of-law principles.

AGREED TO:

Marsh & McLennan Companies, Inc.                    JG Trident II, LLC


By /s/ Lewis W. Bernard                             By /s/ Jeffrey W. Greenberg
   -------------------------                           -------------------------
   Lewis Bernard                                       Jeffrey W. Greenberg

   /s/ Jeffrey W. Greenberg
   -------------------------
   Jeffrey W. Greenberg
   (in his personal capacity)


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